UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Wayne Savings Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

Stilwell Value Partners VII, L.P. Stilwell Activist Fund, L.P. Stilwell Activist Investments, L.P. Stilwell Partners, L.P. Stilwell Value LLC Joseph Stilwell STEPHEN S. BURCHETT MARK D. ALCOTT
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Stilwell Group, together with the other participants named herein, has filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its director nominee at the 2017 annual meeting of stockholders of Wayne Savings Bancshares, Inc.

On March 14, 2017, the Stilwell Group delivered the following letter and GREEN proxy card to stockholders of Wayne Savings Bancshares, Inc.

The Stilwell Group

111 Broadway, 12th Floor

New York, NY 10006

(212) 269-1551

INFO@STILWELLGROUP.COM

March 14, 2017

Dear Fellow Stockholder,

We have been the largest public stockholder of Wayne Savings for well over five years now. After these many years, we recognize Wayne as a thoroughly disappointing company. Consequently, we are calling for Wayne’s sale to a better managed community bank.

•	Wayne has had four CEOs in the past seven years!
•	In the last five years, the average savings bank earned over 50% more than Wayne’s average profit per dollar of stockholders’ funds! Additionally, Wayne was only half as efficient as the average savings bank at using its assets to generate earnings![1]
•	The current board members combined own a meager 2% of the Company including shares given to them by the Company! Why don’t they have more skin in the game?[2]
•	Both directors standing for re-election own the bare minimum of Wayne stock required by the board. One of them has been on the board since 2005![3]
•	The board recently chose the director with the least amount of Wayne stock to be Wayne’s interim CEO. The Chair of the Board herself doesn’t own much more![2]

The board seemingly won’t acknowledge how poorly it has done overseeing Wayne and how poorly it represents stockholders’ interests.

If you agree that it is time for the board to find a well-managed buyer for Wayne, please sign, date and return the enclosed GREEN proxy card today FOR the election of our stockholder-friendly nominee, Stephen S. Burchett, at the Company’s 2017 Annual Meeting.

Wayne Savings – Thoroughly Disappointing.

Thank you for your support.

Sincerely,

Megan Parisi
917-881-8076
mparisi@stilwellgroup.com

1 Using data available from the FDIC website, www.fdic.gov, the average return on equity (“ROE”) for all insured savings institutions for years 2012 to 2016 was 9.83%, or 7.11% for institutions with a similar asset size to Wayne Savings Bancshares, Inc. (“WAYN”). WAYN's average ROE for those years was 5.14%. The average return on assets (“ROA”) for all insured savings institutions for years 2012 to 2016 was 1.13%, or 0.89% for institutions with a similar asset size to WAYN. WAYN's average ROA for those years was 0.50%. See WAYN's Form 10-K filed with the SEC on March 11, 2016, p. 40; Form 8-K filed with the SEC on February 13, 2017; see also https://www5.fdic.gov/qbp/2012dec/sav3.html, https://www5.fdic.gov/qbp/2013dec/sav3.html, https://www5.fdic.gov/qbp/2014dec/sav3.html, https://www.fdic.gov/bank/analytical/qbp/2015dec/sav3.html, and https://www.fdic.gov/bank/analytical/qbp/2016dec/sav3.html

ROE (%)	2012	2013	2014	2015	2016	Average
All FDIC Savings Institutions	8.92	9.07	9.87	9.93	11.37	9.83%
Institutions $100M - $1B in assets	4.64	7.02	7.18	8.33	8.39	7.11%

ROE (%)	2012	2013	2014	2015	2016	Average
WAYN	4.28	5.24	6.60	4.11	5.46	5.14%

ROA (%)	2012	2013	2014	2015	2016	Average
All FDIC Savings Institutions	1.06	1.08	1.16	1.12	1.25	1.13%
Institutions $100M - $1B in assets	0.55	0.86	0.91	1.06	1.07	0.89%

ROA (%)	2012	2013	2014	2015	2016	Average
WAYN	0.43	0.51	0.64	0.39	0.51	0.50%

2 See WAYN’s Form DEF 14A filed with the SEC on April 21, 2016, pp. 21-22.

3 See WSBI Director Stock Ownership Guidelines (dated 5/28/15) provided on the Company's website at ir.waynesavings.com/govdocs; see also WAYN’s Form DEF 14A filed with the SEC on April 21, 2016, pp. 17, 21.

Proxy

THIS PROXY IS SOLICITED BY THE STILWELL GROUP IN OPPOSITION TO THE BOARD OF DIRECTORS OF WAYNE SAVINGS BANCSHARES, INC. FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

THIS SOLICITATION IS NOT BEING MADE BY THE BOARD OF DIRECTORS OF WAYNE SAVINGS BANCSHARES, INC.

The undersigned hereby appoints Ms. E.J. Borrack, Ms. Lydia Mulyk, and Ms. Megan Parisi, and each of them, attorneys and agents with full power of substitution, as Proxy for the undersigned, to vote all shares of common stock, par value $0.10 per share, of Wayne Savings Bancshares, Inc. ("Wayne Savings Bancshares" or the "Corporation"), which the undersigned is entitled to vote at the Corporation's 2017 Annual Meeting of Stockholders (the "Annual Meeting"). The Corporation has not yet announced the date, time and location of the Annual Meeting. Once the Corporation announces such information, the Stilwell Group will supplement this Proxy Card to include such information.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. **Unless otherwise specified, this proxy will be voted "FOR" the election of the Stilwell Group's Nominee as a director as noted on the reverse, "AGAINST" the Corporation's non-binding proposal to approve its executive compensation, and "FOR" the ratification of the appointment of BKD, LLP as the Corporation's independent registered public accounting firm for 2017.** This proxy revokes all prior proxies given by the undersigned.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The Stilwell Group's Proxy Statement and form of GREEN proxy card are available at www.OkapiVote.com/WayneSavings.

For registered shares, your proxy must be received by 11:59 p.m. Eastern Time the day before the Annual Meeting date.

IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲